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                                                                  EXHIBIT 10.12

                                 APPENDIX C
                                TOPFORM, INC.

                      1998 INCENTIVE STOCK OPTION PLAN

                                                          SAN DIEGO, CALIFORNIA
                                                                 APRIL 26, 1998

    The 1998 Incentive Stock Option Plan is hereby adopted for the benefit of key officers and executives of TOPFORM, INC. (the "Company").

    1. PURPOSE. The purposes of the 1998 Incentive Stock Option Plan (the "Plan") are as follows:

        a. To further the growth, success, and interest of the Company and its shareholders by enabling key officers and executives of the Company who have been or will be given responsibility for the administration of the affairs of the Company to acquire shares of its Common Stock under the terms and conditions and in the manner contemplated by this Plan, thereby increasing their personal involvement in the Company; and

        b. To enable the Company to obtain and retain the services of key officers and executives the Company desires to employ by providing such key officers and executives with an opportunity to become owners of Common Stock of the Company under the terms and conditions and in the manner contemplated by this Plan.

    2. ADMINISTRATION OF PLAN. This Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee shall interpret the Plan to the extent and in the manner contemplated in the Plan, shall determine who shall participate in the Plan, and how many shares shall be made available to each participant. Neither the Board of Directors nor the Committee shall be liable for any action or determination in respect thereto if made in good faith.

    3. ELIGIBLE EXECUTIVES. Key officers and executives of the Company whom the Committee selects shall be eligible for participation under the Plan. A Director shall not vote to approve his own participation in the Plan.

    4. SHARES SUBJECT TO PLAN. An aggregate of nineteen million (6,500,000) shares of the Common Stock, One ($.01) Cent par value, of the Company shall be subject to this Plan either from authorized but previously unissued shares or from shares reacquired by the Company, including shares purchased in the open market.

    5. PRICE. The Shares awarded under the Plan shall be at prices determined by the Committee which may not be less than the greater of (a) One ($.001) Cent per Share, (b) fair market value of the shares at the time the options are awarded or (c) in the case of non-statutory stock options, 85% of such fair market value. The option price shall be paid by the participant at the time of the exercise of the option in cash or, in the Committee's discretion, by the participant's promissory note, surrendering an amount of options whose unrestricted cash value would equal the exercise price or in Common Stock of the Company valued at its fair market value as determined above.

    6. TERM OF OPTION. The terms of all options granted under the Plan shall expire not later than ten (10) years from the date the option is granted.

    7. TERMINATION OF EMPLOYMENT. In the event of termination of employment other than by death, the option may be exercised (to the extent that the right to exercise such option has accrued or vested at the time of

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such termination) at any time within one (1) month after such termination, but not later than ten (10) years from the date that the option was granted.

    8. DEATH OF PARTICIPANT. In the event of the death of a participant, while in the employ of the Company or within one (1) month after the termination of his employment, the person or persons to whom such executive's rights under such option may pass by will or by the laws of descent and distribution shall have the right (to the extent that he might have exercised it at the time of his death) at any time within ninety (90) days from the date of such optionee's death to exercise such option but not later than ten
(10) years from the date that the option was granted.

    9. CAPITAL ADJUSTMENTS. The aggregate number of shares with respect to which options may be granted hereunder, the number of shares thereof covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company resulting from a stock split, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt of consideration by the Company. Subject to any required action by stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares subject to the option would have been entitled; but a dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation, shall give the Company the right to terminate every option outstanding hereunder.

    10. VESTING. The option awarded may be exercised with respect to twenty (20%) percent of the optioned stock at any time after issuance, and as to an additional twenty (20%) percent on each anniversary of service, vesting one hundred (100%) percent after four (4) years of service.

          a. The foregoing schedule shall be accelerated to provide for immediate vesting of one hundred (100%) percent of all executives optionee stock awarded and not purchased upon the occurrence of any one of the following:

                (1) The Company entering into an agreement to merge with or be otherwise acquired by another corporation;

                (2) The Company being subject to a tender offer upon its outstanding shares.

          b. The foregoing vesting schedule shall be accelerated to provide for immediate vesting of one hundred (100%) percent of any single executive's optionee stock awarded and not purchased upon the occurrence of the following: Such executive terminating his employment with the Company because of retirement at the age of 65 or more, death, total disability or early retirement with the consent of the Board of Directors.

    11. PURCHASE. The option shall be exercised by the participant by delivery of Notice of Exercise to the Committee stating the number of shares with respect to which the option is being exercised and specifying a date, not less than five (5) nor more than ten (10) business days after such notice, as the date the participant will take up and pay for such stock. Such notice shall be in form substantially as provided in the Notice of Exercise attached hereto as Exhibit A. Failure to elect to purchase one hundred (100%) percent of the stock available to a participant at the time of exercise of his option shall not prevent him from future purchase of such shares. Method and manner of payment shall be determined by the Committee subject to the terms and conditions of this Plan.

    12. RESTRICTIONS. The Committee may impose such restrictions on any shares sold pursuant to this Plan as he may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares or shares of the same class are then listed, and under any blue sky or securities laws applicable to such shares.


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    13. ESCROW. In order to enforce the restrictions imposed upon shares issued under this Plan, the Committee may require any participant to enter into an Escrow Agreement providing that the certificates representing shares issued pursuant to this Plan shall remain in the physical custody of an escrow holder until any or all of the restrictions imposed pursuant to the Plan have terminated.

    14. LEGEND. In order to enforce the restrictions imposed upon shares under this Plan the Committee may cause a legend or legends to be placed on any certificates representing shares issued pursuant to this Plan, which legend or legends shall make appropriate reference to the restrictions imposed under it.

    15. AMENDMENTS. This Plan may be amended at any time by the Board of Directors of the Company, provided that if this Plan shall have been approved by the shareholders of the Company no such amendment shall increase the maximum number of shares that may be issued pursuant to this Plan without the further approval of such shareholders.

    16. TERMINATION. This Plan shall terminate and no additional options shall be granted on or after June 30, 2003, or such earlier date as may be determined by the Committee. The termination of this Plan, however, shall not affect any options previously granted pursuant to this Plan.

    17. ASSIGNMENT. This Plan is solely for the benefit of those officers and executives granted an option hereunder and may not be assigned, sold or otherwise transferred except as to a totally disabled or deceased executive, in which case such executive's legal representative may exercise such option on behalf of the executive's estate.

    18. GENDER. Wherever in this Plan words, including pronouns, are used in the masculine, they shall be read and construed in the feminine or neuter wherever they would so apply, and wherever in this Plan, words, including pronouns, are used in the singular or plural, they shall be read and construed in the plural or singular, respectively, wherever they would so apply.

    19. NOTICES. Any and all notices or any other communication provided for herein or otherwise affecting this Plan shall be deemed sufficient if given in writing, delivered personally to the appropriate party or mailed by registered or certified mail, which shall be addressed to the last known address of the party. Each such notice shall be deemed given at the time it is personally delivered or at the time it is mailed at any post office or branch post office. Any party may change its mailing address by delivering written notice of a new address to the other party.

    20. GOVERNING LAW. This Plan shall be subject to and governed by the laws of the State of Delaware, irrespective of the fact that one or more of the parties now is, or may hereafter become, a resident of a different state or province.

Dated: March 26, 1998

                            TOPFORM, INC.,
                            A DELAWARE CORPORATION


                            By:
                                -------------------------------------
                                 John C. Homan, Chairman of the Board

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                                 EXHIBIT A
                             NOTICE OF EXERCISE

    The undersigned does hereby give notice to the Committee of the Topform, Inc. 1998 Incentive Stock Option Plan of the executive's intent to exercise his option to purchase (number) shares on (date).
                       --------           ------


Dated: ___________________     Name: ___________________________



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